Exhibit 11.1
Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

3 months ended June 30, 2004	9,680,006	9,987,261	$1,986,881	$0.21	$0.20
3 months ended June 30, 2005	10,045,802	10,675,548	$3,140,694	$0.31	$0.29

3 months ended June 30, 2004	Basic		Diluted

Average Shares Outstanding	9,680,006		9,680,006
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,428
Net Shares from Option - Plan 2			7,772
Options - Plan 3		329,569
Average Option Price		$8.76
Total Exercise Cost		$2,887,024
Shares Repurchased		201,890
Net Shares from Option - Plan 3			127,679
Options - Plan 4		560,332
Average Option Price		$12.31
Total Exercise Cost		$6,897,687
Shares Repurchased		482,356
Net Shares from Option - Plan 4			77,976
Options - Plan 5 - Omnibus		457,235
Average Option Price		$12.26
Total Exercise Cost		$5,605,701
Shares Repurchased		392,007
Net Shares from Option - Plan 5			65,228
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		63,224
Net Shares from Option - EFA Non-qualified			26,026
Options - CGB Qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0
Shares Repurchased		0
Net Shares from Option - CGB Qualified			0
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		162,108
Net Shares from Option - Moneta			0
Stock Appreciation Rights		17,607
Average Stock Appreciation Rights Price		$12.21
Total Exercise Cost		$214,981
Shares Repurchased		15,034
Net Shares from Stock Appreciation Rights			2,573

Gross Shares	9,680,006		9,987,261
Average Market Price		$14.30

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the quarter.

3 months ended June 30, 2005	Basic		Diluted

Average Shares Outstanding	10,045,802		10,045,802
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		3,831
Net Shares from Option - Plan 2			9,369
Options - Plan 3		163,632
Average Option Price		$8.74
Total Exercise Cost		$1,430,144
Shares Repurchased		70,590
Net Shares from Option - Plan 3			93,042
Options - Plan 4		439,749
Average Option Price		$12.39
Total Exercise Cost		$5,448,490
Shares Repurchased		268,928
Net Shares from Option - Plan 4			170,821
Options - Plan 5 - Omnibus		394,544
Average Option Price		$12.09
Total Exercise Cost		$4,770,037
Shares Repurchased		235,441
Net Shares from Option - Plan 5			159,103
Options - EFA Non-qualified		17,759
Average Option Price		$10.00
Total Exercise Cost		$177,590
Shares Repurchased		8,766
Net Shares from Option - EFA Non-qualified			8,993
Options - CGB Qualified		0
Average Option Price		0.00
Total Exercise Cost		0.00
Shares Repurchased		0
Net Shares from Option - CGB Qualified			0
Options - CGB Non-qualified		0
Average Option Price		0.00
Total Exercise Cost		0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		188,904
Average Option Price		$12.43
Total Exercise Cost		$2,348,077
Shares Repurchased		115,897
Net Shares from Option - Moneta			73,007
Stock Appreciation Rights		7,800
Average Stock Appreciation Rights Price		$11.81
Total Exercise Cost		$92,118
Shares Repurchased		4,547
Net Shares from Stock Appreciation Rights			0
Restricted Share Units			115,411

Gross Shares	10,045,802		10,675,548
Average Market Price		$20.26

Stock appreciation rights are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the quarter.

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

6 months ended June 30, 2004	9,660,075	9,977,520	$3,513,467	$0.36	$0.35
6 months ended June 30, 2005	9,984,125	10,601,412	$5,588,155	$0.56	$0.53

6 months ended June 30, 2004	Basic		Diluted

Average Shares Outstanding	9,660,075		9,660,075
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,580
Net Shares from Option - Plan 2			7,620
Options - Plan 3		347,838
Average Option Price		$7.28
Total Exercise Cost		$2,532,261
Shares Repurchased		182,046
Net Shares from Option - Plan 3			165,792
Options - Plan 4		558,571
Average Option Price		$12.42
Total Exercise Cost		$6,937,452
Shares Repurchased		498,738
Net Shares from Option - Plan 4			59,833
Options - Plan 5 - Omnibus		457,949
Average Option Price		$12.26
Total Exercise Cost		$5,614,455
Shares Repurchased		403,627
Net Shares from Option - Plan 5			54,322
Options - EFA Non-qualified		89,250
Average Option Price		$10.13
Total Exercise Cost		$904,103
Shares Repurchased		64,997
Net Shares from Option - EFA Non-qualified			24,253
Options - CGB Qualified		1,001
Average Option Price		$11.67
Total Exercise Cost		$11,682
Shares Repurchased		840
Net Shares from Option - CGB Qualified			161
Options - CGB Non-qualified		0
Average Option Price		$0.00
Total Exercise Cost		$0
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		166,653
Net Shares from Option - Moneta			0
Stock Appreciation Rights		38,775
Average Stock Appreciation Rights Price		$11.95
Total Exercise Cost		$463,361
Shares Repurchased		33,311
Net Shares from Stock Appreciation Rights			5,464

Gross Shares	9,660,075		9,977,520
Average Market Price		$13.91

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan on a year-to-date basis.

6 months ended June 30, 2005	Basic		Diluted

Average Shares Outstanding	9,984,125		9,984,125
Options - Plan 1		0
Average Option Price		$0.00
Total Exercise Cost		$0.00
Shares Repurchased		0
Net Shares from Option - Plan 1			0
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		3,970
Net Shares from Option - Plan 2			9,230
Options - Plan 3		189,277
Average Option Price		$8.41
Total Exercise Cost		$1,591,820
Shares Repurchased		81,423
Net Shares from Option - Plan 3			107,854
Options - Plan 4		455,148
Average Option Price		$12.35
Total Exercise Cost		$5,621,078
Shares Repurchased		287,523
Net Shares from Option - Plan 4			167,625
Options - Plan 5 - Omnibus		406,266
Average Option Price		$12.13
Total Exercise Cost		$4,928,007
Shares Repurchased		252,072
Net Shares from Option - Plan 5			154,194
Options - EFA Non-qualified		29,644
Average Option Price		$10.00
Total Exercise Cost		$296,440
Shares Repurchased		15,163
Net Shares from Option - EFA Non-qualified			14,481
Options - CGB Qualified		0
Average Option Price		$—
Total Exercise Cost		$—
Shares Repurchased		0
Net Shares from Option - CGB Qualified			0
Options - CGB Non-qualified		0
Average Option Price		0.00
Total Exercise Cost		0.00
Shares Repurchased		0
Net Shares from Option - CGB Non-qualified			0
Options - Moneta		189,614
Average Option Price		$12.44
Total Exercise Cost		$2,358,798
Shares Repurchased		120,655
Net Shares from Option - Moneta			68,959
Stock Appreciation Rights		7,800
Average Stock Appreciation Rights Price		$11.53
Total Exercise Cost		$89,934
Shares Repurchased		4,600
Net Shares from Stock Appreciation Rights			0
Restricted Share Units			94,944

Gross Shares	9,984,125		10,601,412
Average Market Price		$19.55

Stock appreciation rights are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan during the quarter.

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